Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227185
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 12, 2018)

Independence Contract Drilling, Inc.
$2,200,000
Common Stock

We have entered into an equity distribution agreement, dated June 5, 2020 (the “equity distribution agreement”), with Piper Sandler & Co. (the “sales agent” or “Piper Sandler”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time through the sales agent. This prospectus supplement is only offering shares of our common stock having an aggregate offering price of $2.2 million. Such shares are in addition to the $11.0 million included in the prospectus supplement dated June 5, 2020, of which we have offered and sold approximately $11.0 million. We will be required to file another prospectus supplement in the event we choose to offer more than $2.2 million of shares of our common stock under this prospectus supplement in accordance with the terms of the equity distribution agreement.
The aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $39.6 million as calculated in accordance with General Instruction I.B.6 of Form S-3, based on the $7.51 closing price on February 22, 2021 and 5,279,343 shares of outstanding common stock held by non-affiliates on March 5, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock registered on the registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million, as measured in accordance with General Instruction I.B.6 of Form S-3. Other than the $11.0 million of securities sold and included in the prospectus supplement dated June 5, 2020, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.
Shares of our common stock trade on the New York Stock Exchange (the “NYSE”), under the symbol “ICD.” On March 5, 2021, the last sale price of the shares as reported on the NYSE was $5.26 per share.
Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus will be made in any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Piper Sandler will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on terms mutually agreed upon between Piper Sandler and us.
The compensation to Piper Sandler for sales of our common stock pursuant to the equity distribution agreement will be an amount up to 3.0% of the gross sales price of all common stock sold thereunder. In connection with the sale of the common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus for information regarding risks you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Simmons Energy
A Division of Piper Sandler

The date of this prospectus supplement is March 8, 2021

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-227185) with the Securities and Exchange Commission (the “SEC”) on September 4, 2018, as part of a “shelf” registration process. Under the shelf registration process, we may sell any combination of senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units consisting of one or more classes of these securities in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sale agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents We Incorporate by Reference.”
Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” “ICD,” and the “Company” refer to Independence Contract Drilling, Inc. and its subsidiary.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus supplement, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:
•inability to predict the duration or magnitude of the effects of the COVID-19 pandemic on our business, operations, and financial condition and when or if worldwide oil demand will stabilize and begin to improve;
•a decline in or substantial volatility of crude oil and natural gas commodity prices;
•a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;
•fluctuation of our operating results and volatility of our industry;
•inability to maintain or increase pricing of our contract drilling services, or early termination of any term contract for which early termination compensation is not paid;
•our backlog of term contracts declining rapidly;
•the loss of any of our customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services;
•overcapacity and competition in our industry;
•an increase in interest rates and deterioration in the credit markets;
•our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance;
•unanticipated costs, delays and other difficulties in executing our long-term growth strategy;
•the loss of key management personnel;
•new technology that may cause our drilling methods or equipment to become less competitive;
•labor costs or shortages of skilled workers;
•the loss of or interruption in operations of one or more key vendors;
•the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage;
•increased regulation of drilling in unconventional formations;
•the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and
•the potential failure by us to establish and maintain effective internal control over financial reporting.
 All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
S-iii

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our common stock.
Independence Contract Drilling, Inc.
We provide land-based contract drilling services for oil and natural gas producers targeting unconventional resource plays in the United States. We own and operate a premium fleet comprised of modern, technologically advanced drilling rigs. Our first rig began drilling in May 2012. On October 1, 2018, we completed a merger with Sidewinder Drilling LLC. As a result of this merger, we more than doubled our operating fleet and personnel.
As of March 1, 2021, our rig fleet includes 29 AC powered (“AC”) rigs, including 24 marketed rigs.
We currently focus our operations on unconventional resource plays located in geographic regions that we can efficiently support from our Houston, Texas and Midland, Texas facilities in order to maximize economies of scale. Currently, our rigs are operating in the Permian Basin, the Haynesville Shale and the Eagle Ford Shale; however, our rigs have previously operated in the Mid-Continent and Eaglebine regions as well.
Our business depends on the level of exploration and production activity by oil and natural gas companies operating in the United States, and in particular, the regions where we actively market our contract drilling services. The oil and natural gas exploration and production industry is historically cyclical and characterized by significant changes in the levels of exploration and development activities. Oil and natural gas prices and market expectations of potential changes in those prices significantly affect the levels of those activities. Worldwide political, regulatory, economic, and military events, as well as natural disasters have contributed to oil and natural gas price volatility historically, and are likely to continue to do so in the future. Any prolonged reduction in the overall level of exploration and development activities in the United States and the regions where we market our contract drilling services, whether resulting from changes in oil and natural gas prices or otherwise, could materially and adversely affect our business.
Our principal executive offices are located at 20475 State Highway 249, Suite 300, Houston, Texas 77070. Our common stock is traded on the NYSE under the symbol “ICD.” To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Documents We Incorporate by Reference.”

THE OFFERING

Issuer	Independence Contract Drilling, Inc.
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $2.2 million. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock registered on the registration statement of which this prospectus supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million, as measured in accordance with General Instruction I.B.6 of Form S-3.
Manner of offering	“At the market offering” that may be made from time to time through our sales agent, Piper Sandler. Please read “Plan of Distribution” in this prospectus supplement for more information.
Use of proceeds	We currently plan to use the net proceeds from this offering, after deducting the sales agent’s commissions and offering expenses payable by us, for general corporate purposes, which may include, among other things, repayment of indebtedness and capital expenditures. Please read “Use of Proceeds” in this prospectus supplement for more information.
Exchange listing	Our common stock is listed on the NYSE under the symbol “ICD.”
Material U.S. federal income tax considerations for non-U.S. holders	The material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock acquired in this offering by a non-U.S. Holder are described in “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders.” Each non-U.S. holder is urged to consult its tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences to it of owning and disposing of our common stock.
Risk factors	Investing in our common stock involves risks. Please read “Risk Factors” on page S-3 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

RISK FACTORS
You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2020. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, you may lose all or part of your investment in the common stock.
Risks Related to this Offering
It is not possible to predict the actual number of shares we will sell under the equity distribution agreement, or the actual gross proceeds resulting from those sales.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the equity distribution agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Actual gross proceeds may be less than $2.2 million, which may impact our future liquidity. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum sales price above par value or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Management will have broad discretion as to the use of the proceeds from this offering, and uses may not improve our financial condition or market value.
Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.
Due to the adverse effects of the COVID-19 pandemic on the oil and gas industry, our operating rig count dropped rapidly, and as a result, we reported negative cash flow from operations during the third and fourth quarters of 2020. We cannot assure you when we will again generate positive cash flow from operations or that our operating rig count will not decline again. Depending upon the duration of this decline and the length of time it takes for our operating rig count to improve, this could have a material adverse effect on our business, liquidity, results of operations and financial condition.
During the first quarter of 2020, our operating rig count reached a peak of 22 rigs. Market deterioration largely caused by COVID-19 subsequently caused our customers to reduce drilling activity, which has resulted in a rapid decline in our operating rig count, reaching a low of three rigs during the third quarter of 2020. We were able to reactivate rigs in late 2020 and had eight rigs operating and eleven rigs under contracts as of December 31, 2020. However, even with these improvements, we reported negative cash flow from operations during the third and fourth quarters of 2020, and we expect that market conditions need to improve further for us to generate positive cash flow from operations. Due to the lack of visibility and confidence towards customer intentions, we cannot assure you that our rig count will not decline from these year-end levels. We also cannot assure you that market conditions will improve and if or when our operating rig count will improve further or reach pre-COVID-19 levels or when we will again report positive cash flow from operations. Maintaining our current operating rig count without improvement in 2021 could materially adverse effect our business, liquidity, results of operations and financial condition.
As a result of the ongoing decline in our operating rig count, together with associated dayrate pressure and margin contraction, in the current oil and gas operating environment our cash flows from operations have decreased dramatically, and we will need to draw on other sources of available liquidity until market conditions improve in order to maintain operations and make required non-operating expenditures. Current sources of liquidity at December 31, 2020 included $12.3 million of cash, $7.5 million of availability under our revolving credit facility, $5.0 million of availability from an equity line of credit common stock purchase agreement and $15 million available under our term loan accordion. We currently believe that these sources of liquidity are sufficient to fund our operations for the next twelve months from issuance, but this assumes that both our operating rig count and dayrates continue to increase steadily from current levels during first half of 2021 in response to recently improving market conditions. Due to the uncertainty regarding the duration of the COVID-19 pandemic and its effects on the oil and gas industry, we cannot predict the length of time that the market disruptions resulting from the COVID-19 pandemic will continue, if market conditions will continue to improve or when, or if, oil and gas prices and demand for our contract drilling services will return to pre-COVID-19 levels. As a result, we cannot assure that our current sources of financial liquidity will be sufficient to fund our operations, and any failure to do so could have a material adverse effect on our business, liquidity, results of operations and financial condition.
As a result of the significant downturn in the oil and gas business and demand for our contract drilling services caused by the COVID-19 pandemic, we could lose our listing on the NYSE, which could have a material adverse effect on the market value of our common stock.
Under NYSE listing requirements, in order to maintain our listing status we are required to maintain at all times a minimum 30-day trading average public market capitalization of $15 million. Unlike certain other listing standards tied to minimum share price, there is no cure period or grace period associated with this listing standard. As of December 31, 2020, we estimated that our 30-day average market capitalization was approximately $20.6 million, and has increased to $27.2 million as of February 22, 2021. Because we cannot predict the length of time that the market disruptions resulting from the COVID-19 pandemic will continue or when, or if, demand for our contract drilling services will begin to improve or return to pre-COVID-19 levels, or when, or if, a general decline in the stock market could occur, we cannot assure you that our common stock will remain listed on the NYSE, which could have a material adverse effect on the trading value of our common stock and our ability to raise additional funds through new issuances.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with the sales agent.
We currently plan to use the net proceeds from this offering, after deducting the sales agent’s commissions and offering expenses payable by us, for general corporate purposes, which may include, among other things, repayment of indebtedness and capital expenditures.

PLAN OF DISTRIBUTION
We have entered into the equity distribution agreement with Piper Sandler as our sales agent. This prospectus supplement is only offering $2.2 million in shares of our common stock. We have previously offered and sold approximately $11.0 million in shares of our common stock under the equity distribution agreement pursuant to the prospectus supplement dated June 5, 2020. We will be required to file another prospectus supplement in the event we choose to offer more than $2.2 million in shares of our common stock under this prospectus supplement in accordance with the terms of the equity distribution agreement. Piper Sandler will use its commercially reasonable efforts to sell on our behalf the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the equity distribution agreement. We have no obligation to sell any shares of our common stock under the equity distribution agreement. We may instruct Piper Sandler not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction to Piper Sandler. We or Piper Sandler may suspend the offering of our common stock upon proper notice and subject to other conditions, as specified in the equity distribution agreement.
Piper Sandler may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE. Each confirmation will include the number of shares of our common stock sold on the relevant day, the net proceeds to us and the compensation payable by us to Piper Sandler in connection with the sales. Piper Sandler may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to the prevailing market prices and/or any other method permitted by law, subject to our prior written consent.
We will pay Piper Sandler commissions for its services in acting as sales agent in the sale of our common stock. Piper Sandler will be entitled to compensation in an amount of up to 3.0% of the gross sales price of all common stock sold through it as sales agent under the equity distribution agreement. We have also agreed to reimburse Piper Sandler for actual outside legal expenses incurred by Piper Sandler in connection with this offering (including amounts offered under the prospectus supplement dated June 5, 2020), including Piper Sandler’s counsel fees initially in an amount up to $150,000 through June 30, 2020, plus an additional amount of up to $50,000 for each quarterly period thereafter. We estimate that the total expenses for this offering (including amounts offered under the prospectus supplement dated June 5, 2020), excluding compensation payable to Piper Sandler under the terms of the equity distribution agreement, will be approximately $300,000. The combined compensation and reimbursement to Piper Sandler will not exceed 8.0% of the maximum offering amount pursuant to the equity distribution agreement.
Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will report at least quarterly the number of shares of our common stock sold through Piper Sandler, as sales agent, under the equity distribution agreement, the net proceeds to us and the compensation paid by us to Piper Sandler in connection with any sales.
Piper Sandler and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Sandler and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business. Piper Sandler is acting as our financial advisor. We have paid Piper Sandler a fee of $100,000 for its services.
In connection with the sale of our common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid by us to Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against specified liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that Piper Sandler may be required to make because of such liabilities.
The offering of our common stock pursuant to the equity distribution agreement will terminate upon the termination of the equity distribution agreement. The equity distribution agreement may be terminated by Piper Sandler or (upon ten (10) days’ written notice) by us at any time, and may also be terminated by mutual agreement of Piper Sandler and us. The equity distribution agreement will automatically terminate (1) upon the issuance and sale of all of the shares of common stock being offered under the equity distribution agreement or (2) if we fail, on any required settlement date, to sell and deliver the number of shares which we are obligated to sell under the terms of the equity distribution agreement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a general discussion of the certain material U.S. federal income tax considerations with respect to the ownership and disposition of our common stock applicable to a Non-U.S. Holder (defined below) who acquired such shares in this offering. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings of the Internal Revenue Service (the “IRS”), each as in effect on the date hereof. These authorities are subject to change and differing interpretations, possibly with a retroactive effect, and any such change or differing interpretation could result in U.S. federal income tax consequences different from those discussed below.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:
•a partnership;
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
 If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partnerships and partners in such partnerships are urged to consult their tax advisors about the U.S. federal income tax considerations applicable to them in their particular circumstances.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Non-U.S. Holders in light of their individual circumstances, including Non-U.S. Holders that are subject to special rules, such as U.S. expatriates, banks or other financial institutions, insurance companies, brokers or dealers in securities or currencies, traders that elect to mark-to-market their securities, controlled foreign corporations, passive foreign investment companies, Non-U.S. Holders subject to the alternative minimum tax, or Non-U.S. Holders who hold shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations applicable to the ownership and disposition of our common stock that may be relevant to them.
This discussion does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax imposed on certain net investment income. In addition, this summary applies only to Non-U.S. Holders that hold our common stock as a capital asset within the meaning of the Code (generally, property held for investment purposes).
EACH NON-U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR COMMON STOCK.
Distributions on Common Stock
Distributions with respect to our common stock will generally be treated as dividend income to the extent such distributions are paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will generally be treated first as a return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock (and will reduce the Non-U.S. Holder’s basis in such common stock) and thereafter as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “—Sale, Exchange, or Other Taxable Disposition of Common Stock.” Generally, the gross amount of dividends paid to Non-U.S. Holders will be subject to withholding of U.S. federal income tax at a rate of 30% or at a lower rate if an applicable income tax treaty so provides and we (or our agent) have received proper certification as to the application of that treaty.
Dividends that are “effectively connected” with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States) are generally subject to U.S. federal income tax on a net basis at regular graduated rates, in the same manner as if the Non-U.S. Holder were a United States person (as defined in the Code), and are exempt from the 30% withholding tax described above, provided that certain certification requirements are satisfied. Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
To claim the benefits of an applicable income tax treaty or an exemption from withholding because the income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder will generally be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or IRS Form W-8ECI (for income effectively connected with the conduct of a trade or business in the United States) or other suitable form. A Non-U.S. Holder eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of the treaty.
Sale, Exchange, or Other Taxable Disposition of Common Stock
Subject to the discussion below under “—Foreign Account Tax Compliance Act” and “Backup Withholding and Information Reporting,”, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange, or other taxable disposition of our common stock, unless:
•the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of disposition, and certain other conditions are met;
•the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable treaty, the gain is attributable to a permanent establishment or fixed base of such Non-U.S. Holder in the United States); or
•we are or have been a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition or the period that such Non-U.S. Holder held such common stock.
A Non-U.S. Holder described in the first bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (unless otherwise provided by an applicable treaty) on any capital gain recognized on the disposition of our common stock, which may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
A Non-U.S. Holder whose gain is described in the second bullet point above will generally be subject to U.S. federal income tax on the net gain from the disposition of our common stock at regular graduated rates in the same manner as if such Non-U.S. Holder were a United States person as defined in the Code. In the case of a Non-U.S. Holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax rate of 30% (or a lower applicable treaty rate).
We believe that we are not, and do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, no assurance can be given that we are not or will not become a USRPHC. If we were or were to become a USRPHC, any gain recognized on a sale or other disposition of shares of our common stock by a Non-U.S. Holder that did not own (directly, indirectly or constructively) more than 5% of our common stock during the applicable period would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code). Non-U.S. Holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections and the U.S. Treasury regulations promulgated thereunder, collectively, commonly referred to as “FATCA”), a U.S. federal withholding tax at a rate of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under FATCA) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exceptions. Under the legislation and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners or meets other exceptions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. These withholding taxes would be imposed on dividends paid with respect to our common stock and (subject to proposed Treasury regulations described below) on gross proceeds from sales or other dispositions of our common stock. Proposed Treasury regulations issued in 2018, which state that taxpayers may rely on them until final regulations are issued, eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our common stock. Prospective non-U.S. holders should consult with their tax advisors regarding the possible implications of FATCA on their investment in our common stock.
Backup Withholding and Information Reporting
We are required to report annually to the IRS and to each Non-U.S. Holder the amount of any dividends paid to such Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. Non-U.S. Holders will generally be required to comply with certain certification procedures to establish that they are not U.S. persons in order to avoid information reporting with respect to proceeds received by such Non-U.S. Holders on the sale, exchange, or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related financial intermediaries.
Backup withholding, currently at a 24% rate, generally will not apply to distributions made to a Non-U.S. Holder of shares of our common stock provided the Non-U.S. Holder furnishes to us or our paying agent the required certification of its non-U.S. person status.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, or refunded, provided all required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

LEGAL MATTERS
Sidley Austin LLP, Houston, Texas, will issue opinions about the validity of the common stock and various legal matters in connection with the offering on our behalf. Certain legal matters in connection with the common stock offered hereby will be passed upon for the sales agents by Latham & Watkins LLP, Houston, Texas.
EXPERTS
The financial statements and financial statement schedule as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020 incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You may read copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005.
This prospectus supplement and the accompanying prospectus form part of a registration statement we have filed with the SEC relating to, among other things, the common stock. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the common stock. The statements this prospectus supplement and the accompanying prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.
DOCUMENTS WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which contains audited financial statements of the Company for the fiscal year ended December 31, 2020;
•our Current Reports on Form 8-K filed with the SEC on January 20, 2021, February 18, 2021 and March 8, 2021;
•our proxy statement filed on Schedule 14A dated April 25, 2020 in connection with the Company's 2020 annual meeting of stockholders, as incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
•the description of our common stock contained in our Form 8-A as filed on August 5, 2014.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.
You may obtain copies of these documents, other than exhibits, free of charge on our website, www.icdrilling.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations, Independence Contract Drilling, Inc., 20475 State Highway 249, Suite 300, Houston, Texas 77070 or to investor@icdrilling.com, or an oral request by calling the Company’s Investor Relations group at (281) 598-1230.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants
Units

We may offer and sell from time to time up to $250,000,000 of the following securities in one or more transactions, classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings: (1) debt securities, which may be senior debt securities or subordinated debt securities; (2) common stock, $0.01 par value; (3) preferred stock, $0.01 par value; (4) warrants to purchase any of the securities that may be sold under this prospectus; and (5) units consisting of one or more classes of these securities. In addition to those securities that we may issue, the selling stockholders may offer and sell up to 7,536,000 shares of our common stock from time to time under this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders.
This prospectus provides you with a general description of the securities that we and our selling stockholders may offer. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered by us and our selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
We and the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we and the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we and our selling stockholders will offer the securities.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.
Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “ICD.” The last reported sales price of our common stock on the NYSE on August 31, 2018 was $4.37 per share. We will provide information in the prospectus supplement for the trading market, if any, for any debt securities we may offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described herein or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2018

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC. In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents that we incorporate by reference. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities described herein in any jurisdiction where the offer is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the respective document. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration or continuous offering process. Under this process, we may, over time, offer and sell up to $250,000,000 of any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Independence Contract Drilling, Inc. and the securities that we may offer. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information in this prospectus. Before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading “Where You Can Find More Information.” To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
The selling stockholders also may use the shelf registration statement to sell an aggregate of 1,198,823 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will deliver a supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of common stock through any means described in the section entitled “Plan of Distribution.”
We and the selling stockholders have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” the “company,” “Successor” and “ICD” refer to Independence Contract Drilling, Inc. We currently have only one subsidiary that has conducted no business operations other than entering into a merger agreement with Sidewinder Drilling LLC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “will” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:
•a decline in or substantial volatility of crude oil and natural gas commodity prices;
•a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;
•our inability to implement our business and growth strategy;
•fluctuation of our operating results and volatility of our industry;
•inability to maintain or increase pricing of our contract drilling services, or early termination of any term contract for which early termination compensation is not paid;
•our backlog of term contracts declining rapidly;
•the loss of any of our customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services;
•overcapacity and competition in our industry;
•an increase in interest rates and deterioration in the credit markets;
•our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance;
•a substantial reduction in borrowing base under our credit facility as a result of a decline in the appraised value of our drilling rigs or reduction in the number of rigs operating;
•unanticipated costs, delays and other difficulties in executing our long-term growth strategy;
•the loss of key management personnel;
•new technology that may cause our drilling methods or equipment to become less competitive;
•labor costs or shortages of skilled workers;
•the loss of or interruption in operations of one or more key vendors;
•the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage;
•increased regulation of drilling in unconventional formations;
•the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; and
•the potential failure by us to establish and maintain effective internal control over financial reporting.
All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, including those described in the section entitled “Risk Factors,” any prospectus supplement and the documents incorporated herein and therein by reference. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

INDUSTRY AND MARKET DATA
The market data and certain other statistical information included or incorporated by reference in this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.
TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

INDEPENDENCE CONTRACT DRILLING, INC.
We provide land-based contract drilling services for oil and natural gas producers targeting unconventional resource plays in the United States. We construct, own and operate a premium fleet comprised entirely of newly constructed, technologically advanced, custom designed ShaleDriller® rigs that are specifically engineered and designed to optimize the development of our customers’ most technically demanding oil and gas properties. We are focused on creating stockholder and customer value through our commitment to operational excellence and our focus on safety.
Our standardized fleet currently consists of 15 premium 200 Series ShaleDriller® rigs, all of which are equipped with our integrated omni-directional walking system that is specifically designed to optimize pad drilling for our customers. Every ShaleDriller® rig in our fleet is a 1500-hp, AC programmable rig (“AC rig”) designed to be fast-moving between drilling sites and is equipped with 7500 psi mud systems, top drives, automated tubular handling systems and blowout preventer (“BOP”) handling systems. All of our rigs are equipped with bi-fuel capabilities that enable the rig to operate on either diesel or a natural gas-diesel blend.
Our first rig began drilling in May 2012. We currently focus our operations on unconventional resource plays located in geographic regions that we can efficiently support from our Houston, Texas facilities in order to maximize economies of scale. Currently, our rigs are operating in the Permian Basin and the Haynesville Shale, however, our rigs have previously operated in the Eagle Ford Shale and the Mid-Continent and Eaglebine regions as well.
Our business depends on the level of exploration and production activity by oil and natural gas companies operating in the United States, and in particular, the regions where we actively market our contract drilling services. The oil and natural gas exploration and production industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. Oil and natural gas prices and market expectations of potential changes in those prices significantly affect the levels of those activities. Worldwide political, regulatory, economic, and military events, as well as natural disasters have contributed to oil and natural gas price volatility historically, and are likely to continue to do so in the future. Any prolonged reduction in the overall level of exploration and development activities in the United States and the regions where we market our contract drilling services, whether resulting from changes in oil and natural gas prices or otherwise, could materially and adversely affect our business.
Our principal executive offices are located at 11601 North Galayda Street, Houston, Texas 77086. Our common stock is traded on the NYSE under the symbol “ICD.”
Recent Events
On July 18, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Patriot Saratoga Merger Sub, LLC, a Delaware limited liability company and our wholly owned subsidiary (“Merger Sub”), and Sidewinder Drilling LLC, a Delaware limited liability company (“Sidewinder”). Pursuant to the Merger Agreement, we will acquire Sidewinder in a transaction in which Merger Sub will merge with and into Sidewinder, with Sidewinder surviving as our wholly owned subsidiary (the “Merger”).
Sidewinder owns and operates premium land drilling rigs and provides contract drilling services to exploration and production companies targeting unconventional resource plays in North America. Sidewinder’s core drilling operations are focused geographically in the Permian and Haynesville plays as well as other markets in Texas and its surrounding states. For more information regarding Sidewinder’s business or the Merger, please see our Form 8-Ks filed on July 19, 2018, July 31, 2018 and August 16, 2018 and our definitive Proxy Statement on Schedule 14A filed on August 29, 2018, each of which are incorporated herein by reference.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. For more information on our SEC filings, please see the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Please also read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds (after the payment of any offering expenses, underwriting discounts and commissions) from the sale of the securities offered by us under this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, including the construction of additional drilling rigs and the upgrade of existing drilling rigs, future acquisitions and additions to our working capital.
Our management will retain broad discretion in the allocation of the net proceeds from the sale(s) of the offered securities. If we elect at the time of issuance of the securities to make a different or more specific use of the proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.
We will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES
The following sets forth our ratio of earnings to fixed charges for the periods presented.

	Independence Contract Drilling, Inc.
		Fiscal Year Ended December 31,
	Six Months Ended June 30, 2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)	(1)	(1)
Ratio of earnings to combined fixed charges and preferred unit distributions	(2)	(2)	(2)	(2)	(2)	(2)

(1)    Earnings were inadequate to cover fixed charges by $7.6 million for the six months ended June 30, 2018 and $24.0 million, $22.0 million, $9.0 million, $32.5 million and $4.3 million for the years ended December 31, 2017, 2016, 2015, 2014 and 2013, respectively.
(2)    Because no preferred units were outstanding for the six months ended June 30, 2018 and the years ended December 31, 2017, 2016, 2015, 2014 and 2013, no historical ratio of earnings to combined fixed charges and preferred unit distributions are presented for these years.
(3)    For purposes of calculating the ratio of earnings to fixed charges:
•“earnings” is the aggregate of the following items: pre-tax income; plus fixed charges, as defined below; plus amortization of capitalized interest; less interest capitalized.
•“fixed charges” is the aggregate of the following items: interest expensed and capitalized; plus amortized capitalized expenses related to indebtedness; plus an estimate of the interest within rental expense.
We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

DESCRIPTION OF DEBT SECURITIES
Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and UMB Bank n.a., as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.
As used in this description, the words “we,” “us” and “our” refer to Independence Contract Drilling, Inc., and not to any of its subsidiaries or affiliates.
We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. A form of senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.
Capitalized terms defined in the indentures have the same meanings when used in this prospectus.
General
The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.
The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:
•the title and type of the debt securities;
•the total principal amount of the debt securities;
•the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•the dates on which the principal of the debt securities will be payable;
•the interest rate which the debt securities will bear and the interest payment dates for the debt securities;
•any conversion or exchange features;
•any optional redemption periods;
•any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;
•any provisions granting special rights to holders when a specified event occurs;
•any changes to or additional events of default or covenants;
•any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and
•any other terms of the debt securities.
Neither of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.
Debt securities of a series may be issued in registered or global form.
Subsidiary Guarantees
Although the debt securities will not initially be issued with any guarantee by any subsidiary, if the applicable indenture or the debt security relating to a series of our senior debt securities is amended or modified to add a guarantee and cause any subsidiary to become a guarantor, payment of the principal, premium, if any, and interest on those senior debt securities will be unconditionally guaranteed on an unsecured, unsubordinated basis by such subsidiary or subsidiaries. The guarantee of senior debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such subsidiary or subsidiaries.

Although the debt securities will not initially be issued with any guarantee by any subsidiary, if the applicable indenture or the debt security relating to a series of our subordinated debt securities is amended or modified to add a guarantee and cause any subsidiary to become a guarantor, then payment of the principal, premium, if any, and interest on those subordinated debt securities will be unconditionally guaranteed on an unsecured, subordinated basis by such subsidiary or subsidiaries. The guarantee of the subordinated debt securities will be subordinated in right of payment to all of such subsidiary’s or subsidiaries’ existing and future senior indebtedness (as defined in the related prospectus supplement), including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior indebtedness (as defined in the related prospectus supplement). See “—Subordination” below.
The obligations of our subsidiaries under any such guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
Covenants
Under the indentures, we:
•will pay the principal of, and interest and any premium on, the debt securities when due;
•will maintain a place of payment;
•will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;
•will preserve our corporate existence; and
•will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.
Mergers and Sale of Assets
Each of the indentures will provide that we may not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:
•either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;
•the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;
•we or the successor will not immediately be in default under such indenture; and
•we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with such indenture and that all conditions precedent set forth in such indenture have been complied with.
Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture.
As used in the indentures and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.
Events of Default
“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:
(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;
(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;
(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;
(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;
(7) default in the deposit of any sinking fund payment when due; or
(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.
Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
Amendments and Waivers
Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).
Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:
(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);
(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;
(3) modify any of the provisions set forth in the applicable indenture (i) related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) related to the waiver of past defaults under such indenture;
(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;
(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or
(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.
Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:
(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;
(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;
(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;
(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;
(5) secure the debt securities of any series;
(6) add to the covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon us, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein; provided that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;
(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;
(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture;
(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;
(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;
(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;
(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities or securities guarantee issued thereunder; or
(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.
The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.
Legal Defeasance and Covenant Defeasance
Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:
(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;
(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;
(3) the rights, powers, trusts, duties and immunities of the trustee, and our and each guarantor’s obligations in connection therewith; and
(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.
In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;
(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;
(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);
(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we are, or any guarantor is, a party or by which we are, or any guarantor is, bound;
(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;
(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;
(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and
(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.
Satisfaction and Discharge
Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities issued thereunder and any guarantees issued thereunder when:
(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(2) we have paid all other sums then due and payable under such indenture by us; and
(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which, taken together, state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.
No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders
No director, manager, officer, employee, incorporator, partner, member or stockholder of us or any guarantor, as such, shall have any liability for any of our obligations or those of any guarantor under the debt securities, the indentures, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations
Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.
Paying Agent and Registrar
The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.
Subordination
The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.
We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “—Legal Defeasance and Covenant Defeasance,” if
•a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived; or
•any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“non-payment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.
Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.
Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.
As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.
Payment and Transfer
Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.
Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:
•by the applicable depositary to a nominee of the depositary;
•by any nominee to the depositary itself or another nominee; or
•by the depositary or any nominee to a successor depositary or any nominee of the successor.
We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.
When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.
As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:
•will not be entitled to have any of the underlying debt securities registered in their names;
•will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and
•will not be considered the owners or holders under the indenture relating to those debt securities.
Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.
We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.
If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.
Information Concerning the Trustee
UMB Bank n.a. will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.
The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.
A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock is 110,000,000 shares. These shares consist of: (1) 100,000,000 shares of common stock, par value $0.01 per share, of which 38,252,765 shares were outstanding as of August 15, 2018, and (2) 10,000,000 shares of preferred stock, par value $0.01 per share, of which none were outstanding as of August 15, 2018.
The following summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and applicable law. Copies of our certificate of incorporation and bylaws have been filed with the SEC.
Common Stock
This section describes the general terms of our common stock. For more detailed information, you should refer to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.
Listing
Our outstanding shares of common stock are listed on the NYSE under the symbol “ICD.” Any additional common stock we issue also will be listed on the NYSE.
Dividend Rights
Subject to the rights of any then outstanding shares of preferred stock that we may issue and any restrictions of the payment of cash dividends set forth in our credit facility, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.
Voting Rights
Subject to any special voting rights of any series of preferred stock that we may issue in the future, the holders of common stock may vote one vote for each share held in the election of directors and on all other matters voted upon by our stockholders. Under our bylaws, unless otherwise required by Delaware law, action by our stockholders is taken by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, except for director elections, which are determined by a plurality of the votes cast, at a meeting of stockholders at which a quorum is present. Holders of common stock may not cumulate their votes in the elections of directors. We will notify common stockholders of any stockholders’ meetings according to applicable law.
No Preemptive, Conversion, Redemption or Sinking Fund Rights
Holders of our common stock have no preemptive rights to purchase shares of our common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.
Fully Paid
All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we may issue when they are paid for will also be fully paid and non-assessable.
Right to Receive Liquidation Distributions
If we liquidate, dissolve or wind-up our business, either voluntarily or not, holders of our common stock will share equally in our net assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.
Preferred Stock
The following description of the terms of our preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific designations and rights will be described in the prospectus supplement, including the following terms:
•the series, the number of shares offered and the liquidation value of the preferred stock;
•the price at which the preferred stock will be issued;
•the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•the liquidation preference of the preferred stock;
•the voting rights of the preferred stock;
•whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;
•whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and
•any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.
Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and to fix the rights, preferences and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions, in each case without any further action or vote by our stockholders.
Anti-Takeover Provisions
Provisions in our organizational documents and under Delaware law could delay or prevent a change in control of our company at a premium that a stockholder may consider favorable, which could adversely affect the price of our common stock. These provisions, summarized below, are designed to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in our best interests or the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.
Delaware Law
We will be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•the transaction is approved by the board before the date the interested stockholder attained that status;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding shares of voting stock that are not owned by the interested stockholder.
Section 203 defines “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to specific exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws provide for:
•Election and Removal of Directors. Our certificate of incorporation and our bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors. Our directors are elected by plurality vote. Vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board.
•Special Stockholder Meetings. Under our bylaws, only the chairman of the board or a majority of the entire number of our directors may call special meetings of stockholders.
•Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
•No Stockholder Action by Written Consent. Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.
•No Cumulative Voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our common stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director’s decision regarding a takeover.
•Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.
•Amendment to Certificate of Incorporation and Bylaws. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the voting power of our outstanding shares of common stock, provided, that the affirmative vote of at least 66 2/3% of the voting power of the outstanding shares of capital stock, in each case entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the provisions described above under “Election and Removal of Directors,” “Special Stockholder Meetings,” “Requirements for Advance Notification of Stockholder Nominations and Proposals,” “Elimination of Stockholder Action by Written Consent” and “No Cumulative Voting.” These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our amended and restated certificate of incorporation and our amended and restated bylaws.
Limitations on Liability and Indemnification of Officers and Directors
Our certificate of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by applicable law and provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We also maintain directors’ and officers’ liability insurance coverage.
We have entered into indemnification agreements with each of our current directors and certain of our executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and certain future executive officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.
Listing
Shares of our common stock are listed on the NYSE under the symbol “ICD.”

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
•if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•the dates on which the right to exercise the warrants will commence and expire;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•information relating to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to purchase common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:
•the title of the warrants;
•the offering price for the warrants, if any;
•the aggregate number of the warrants;
•the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants
•if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
•the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•the dates on which the right to exercise the warrants commence and expire;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•anti-dilution provisions of the warrants, if any;
•redemption or call provisions, if any, applicable to the warrants;
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until you exercise your warrants to purchase our debt securities, preferred stock or common stock, you will not have any rights as a holder of our debt securities, preferred stock or common stock, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock or preferred stock, warrants or any combination of such securities. In addition, a prospectus supplement relating to units will describe the terms of any units we issue, including, as applicable:
•the designation and terms of the units and the securities included in the units;
•any provision for the issuance, payment, settlement and transfer or exchange of the units;
•the date, if any, on and after which the units may be transferable separately;
•whether we will apply to have the units traded on a securities exchange or securities quotation system;
•any material U.S. federal income tax consequences;
•how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and
•any other information we think is important about the units.

SELLING STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock held as of August 30, 2018 by the selling stockholders, the number of shares which may be offered from time to time and information with respect to shares to be beneficially owned by the selling stockholders. The selling stockholders may from time-to-time offer and sell shares of our common stock pursuant to this prospectus or an applicable prospectus supplement. We prepared this table based solely on information provided to us by the selling stockholders, and we have not independently verified such information. At the time of an offering, we will update this table to disclose the number of shares beneficially owned prior to the offering, the number of shares offered in the offering and the number of shares beneficially owned after the offering.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby(1)	Shares Beneficially Owned After the Offering(2)
	Number	Percent (3)		Number	Percent(3)
4D Global Energy Investments plc(4)	2,562,500	6.07%	1,177,500	1,385,000	3.62%
Granite One Limited Partnership(5)	21,323	*	21,323	—	—
_______________________
*    less than 1%
(1)    Represents the number of shares being registered on behalf of the selling stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such selling stockholder.
(2)    Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.
(3)    Based on 38,252,765 shares of our common stock outstanding as of August 30, 2018.
(4)    Tighe Noonan and Jérôme Halbout are representatives of 4D Global Energy Advisors SAS, which is the appointed Alternative Investment Fund Advisor of 4D Global Energy Investments plc (“4D”), and share voting and investment control over the shares held by 4D. Mr. Noonan and Mr. Halbout expressly disclaim beneficial ownership of these shares.
(5)    Byron Dunn and his wife share voting and dispositive power over the shares owned by Granite One Limited Partnership.
Relationships with Selling Stockholders
Tighe Noonan, one of our directors, is the General Manager of 4D Global Energy Advisors SAS, which is the appointed Alternative Investment Fund Advisor of 4D. As such, Mr. Noonan may be deemed to beneficially own the shares directly held by 4D. Mr. Noonan expressly disclaims beneficial ownership of these shares.
Byron Dunn, our Chief Executive Officer and one of our directors, shares control over Granite One Limited Partnership with his wife. As such, Mr. Dunn may be deemed to beneficially own the shares directly held by Granite One Limited Partnership.
Common Stock Issuances to Selling Stockholders
4D originally acquired 750,000 shares of our common stock pursuant to an Asset Contribution and Share Subscription Agreement, by and among GES, Independence Contract Drilling, LLC and the Company, dated November 23, 2011 (the “Contribution Agreement”), at a price per share of $20.00. 4D subsequently acquired an additional 500,000 shares of our common stock through the Purchase/Placement Agreement, between FBR Capital Markets & Co. and the Company, dated March 1, 2012 (the “Purchase/Placement Agreement”) at a price per share of $20.00. 4D then acquired an additional 712,500 shares of our common stock pursuant to a 1.57-for-1 stock split of our common stock in the form of a stock dividend (the “Stock Dividend”). The dividend was distributed on July 24, 2014. On August 13, 2014, 4D purchased an additional 600,000 shares of our common stock during our initial public offering at a price per share of $11.00. As of the date of this prospectus, 4D holds a total of 2,562,500 shares of our common stock, of which 1,177,500 shares of our common stock (those acquired in the Contribution Agreement, Purchase/Placement Agreement and Stock Dividend) are being registered on its behalf hereby.
A2L, Ltd. acquired 50,000 shares of our common stock pursuant to the Contribution Agreement at a price per share of $20.00. A2L, Ltd. acquired an additional 28,500 shares of our common stock pursuant to the Stock Dividend on July 24, 2014. On April 15, 2015 A2L, Ltd. transferred its 78,500 shares of our common stock to Granite One Limited Partnership for no consideration. Both Granite One Limited Partnership and A2L, Ltd. are family limited partnerships over which Byron Dunn and his wife share voting and dispositive power.

PLAN OF DISTRIBUTION
We and any selling stockholders may sell the offered securities in and outside the United States (1) through underwriters, brokers or dealers; (2) directly to purchasers, including our affiliates and stockholders; (3) through agents; (4) at prevailing market prices by us directly or through a designated agent, including sales made directly or through the facilities of The New York Stock Exchange (the “NYSE”) or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; (5) through a combination of any of these methods or (6) through any other method permitted by applicable law. The prospectus supplement will include the following information:
•the terms of the offering;
•the names of any underwriters, brokers, dealers or agents;
•the purchase price or public offering price of the securities;
•the net proceeds to us from the sale of the securities;
•any delayed delivery or forward contract arrangements;
•any underwriting discounts, commissions and other items constituting underwriters' compensation;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•any securities exchange or market on which the securities may be listed.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
Sale Through Underwriters or Dealers
If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise indicated in the prospectus supplement, the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market. Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

If dealers are used in the sale of securities, the securities will be sold directly to them by us or the selling stockholders as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct Sales
We and any selling stockholders may sell the securities directly. In that case, no underwriters or agents would be involved. We and any selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. Direct sales may include the sale of offered securities upon the exercise of rights that may be issued to our security holders. We will describe the terms of any such sales in the prospectus supplement.
Sales Through Agents
We and any selling stockholders may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Delayed Delivery or Forward Contract Arrangements
We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement, including forward contracts. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.
Additional Provisions Applicable to Selling Stockholders
The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
General Information
Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.
The securities (other than common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, our counsel, Sidley Austin LLP, Houston, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements and schedule as of December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
RSM US LLP, independent registered public accounting firm, has audited the financial statements of Sidewinder Drilling LLC, and its predecessor, which are incorporated by reference into this prospectus in reliance on the report of RSM US LLP, dated March 28, 2018.
The statements of operations, equity (deficit) and cash flows of Sidewinder Drilling Inc. for the year ended December 31, 2015 appearing in Independence Contract Drilling, Inc.’s Current Report on Form 8-K dated July 31, 2018 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov. Reports, proxy statements and other information concerning the Company also may be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•Our Annual Report on Form 10-K for the fiscal year ended December 13, 2017, which contains audited financial statements of the Company for the fiscal year ended December 31, 2017;
•Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018 and June 30, 2018;
•Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on February 13, 2018, May 29, 2018, July 19, 2018, July 19, 2018, July 19, 2018, July 31, 2018, August 2, 2018, August 3, 2018 and August 16, 2018 (except, with respect to each of the foregoing, for portion of such reports which were deemed to be furnished and not filed);
•Our proxy statement filed on Schedule 14A dated April 11, 2018 in connection with the Company's 2018 annual meeting of stockholders, as incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017;
•Our proxy statement filed on Schedule 14A dated August 29, 2018 in connection with the Company's special meeting of stockholders; and
•The description of our Common Stock contained in our Form 8-A as filed on August 5, 2014.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed with, the SEC, that information or exhibit is specifically not incorporated by reference in this document.
You may obtain copies of these documents, other than exhibits, free of charge on our website, www.icdrilling.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to Investor Relations, Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or to investor@icdrilling.com, or an oral request by calling the Company’s Investor Relations group at (281) 598-1230.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from the information contained in this prospectus. This prospectus speaks only as of its date unless the information specifically indicates that another date applies.

Independence Contract Drilling, Inc.
$2,200,000
Common Stock

Prospectus Supplement

Simmons Energy
A Division of Piper Sandler

March 8, 2021